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                                                                     EXHIBIT 5.1

                                                                PERKINS COIE LLP

                                                   1201 THIRD AVENUE, SUITE 4800
                                                          SEATTLE, WA 98101-3099
                                                             PHONE: 206 583-8888
                                                               FAX: 206 583-8500
                                                             www.perkinscoie.com

April 28, 2003

AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 1
Redmond, Washington 98052

Re: Registration Statement on Form S-8 of Shares of Common Stock, par value $.01 per share, of AT&T Wireless Services, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 50,000 shares of Common Stock, par value $.01 per share (the "Shares"), which may be issued under the AT&T Wireless Services, Inc. 1165(e) Plan (the "Plan").

We have examined the Registration Statement and such documents and records of AT&T Wireless Services, Inc. and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued under the Plan have been duly authorized and that, upon the due execution by AT&T Wireless Services, Inc. of certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by AT&T Wireless Services, Inc. in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP